FOR IMMEDIATE RELEASE: March 6, 2005

Capital One to Acquire Hibernia Corporation
For $5.3 Billion in Stock and Cash

Acquisition Enhances Diversification at Capital One and Creates Growth Opportunities

Hibernia Brings Proven Management Team, Solid Louisiana Franchise and Platform for Branch Growth in Attractive Texas Markets

McLean, Va. and New Orleans, La. — (March 6, 2005) — Capital One Financial Corporation (NYSE: COF) and Hibernia Corporation (NYSE: HIB) today announced a definitive agreement under which Capital One will acquire Hibernia in a stock and cash transaction valued at approximately $5.3 billion. Among U.S. financial institutions, the combined company will be one of the top 10 largest consumer lenders and one of the top 20 in terms of total deposits.

     The transaction will combine Capital One, a bank holding company that is one of the nation’s leading diversified consumer financial services companies, with Hibernia, a financial holding company with operations in Louisiana and Texas that provides a wide array of financial products and services through its bank and non-bank subsidiaries, including a full range of deposit products, small business, commercial, mortgage and private and international banking, trust and investment management, brokerage, investment banking and insurance. Hibernia is the largest depository institution in Louisiana and has 207 current locations throughout Louisiana and 109 locations in Texas, including the high-growth areas of Houston and Dallas-Fort Worth.

     Upon closing of the transaction, Hibernia National Bank will become a subsidiary of Capital One, with Hibernia President and Chief Executive Officer J. Herbert Boydstun as its President, reporting to Capital One’s Chairman and Chief Executive Officer, Richard D. Fairbank. Hibernia’s Chairman, E.R. Campbell, will join Capital One’s Board of Directors.

     Fairbank said, “This acquisition is a natural extension of the diversification strategy that we have been pursuing for some time. The transaction brings together two financial companies with complementary strengths and represents a compelling long-term value proposition for shareholders of both companies. Hibernia’s leading market share in Louisiana and its promising Texas branch expansion create not only a solid growth platform as we continue to expand, but also an additional source of lower cost funding. Additionally, we believe our national brand, 48 million accounts, broad product offerings, asset generation capabilities, and marketing expertise will drive profitable growth in branch banking,” said Fairbank.

     “I am especially pleased to welcome Herb Boydstun, his experienced management team and Hibernia’s employees to Capital One. Equally, we have been very impressed by Hibernia’s strong relationships in its communities and it is our intention to continue supporting the commitment Hibernia has demonstrated through its community activities,” said Fairbank.

     Boydstun of Hibernia Corporation said, “We strongly believe that joining with Capital One is the right strategy for Hibernia’s shareholders, customers and communities. Together, we will create more opportunities for long-term growth than either company could on its own. With Capital One, we will gain access to higher-growth consumer financial services businesses where Capital One’s 48 million accounts and national brand make it an established leader. And due to the complementary nature of our businesses, we expect that there will be minimal disruption for our customers, employees and local communities. In fact, we expect that Hibernia’s ability to serve consumers and businesses in both Louisiana and Texas markets will be strengthened.”

     Under the terms of the definitive agreement, which has been approved by both companies’ boards of directors, Hibernia shareholders will have the right, subject to proration, to elect to receive cash or Capital One common stock, in either case having a value equal to $15.35 plus the value at closing of .2261 Capital One shares. Based on the price of Capital One shares at the close of business on Friday, March 4, 2005, the transaction is valued at $33.00 per Hibernia share. The actual value on consummation of the acquisition will depend on Capital One’s share price at that time. The total transaction value of approximately $5.3 billion includes approximately $2.4 billion in cash. The acquisition price represents a 24 percent premium over the closing price of Hibernia shares on Friday, March 4, 2005.

     The transaction is subject to regulatory and Hibernia shareholder approvals and is expected to close in the third quarter of 2005. Capital One reaffirmed its earnings per share guidance for 2005 to be between $6.60 and $7.00 per share (fully diluted). Capital One expects the transaction to achieve cost savings and other synergies of $135 million fully phased in by 2007 and to be accretive beginning in 2007.

     Credit Suisse First Boston acted as financial adviser to Capital One and Cleary Gottlieb Steen & Hamilton acted as its legal counsel. J.P. Morgan Securities, Inc. and Bear, Stearns acted as financial advisers to Hibernia and Wachtell, Lipton, Rosen & Katz and Phelps Dunbar acted as its legal counsel.

     Information in this press release contains forward-looking statements, which involve a number of risks and uncertainties. Capital One and Hibernia caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Capital One and Hibernia, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

     The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Hibernia stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Capital One’s and Hibernia’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s Web site http://www.sec.gov. Capital One and Hibernia disclaim any obligation to update and revise statements contained in this press release based on new information or otherwise.

Additional Information About this Transaction

     In connection with the proposed merger, Capital One will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Hibernia that also constitutes a prospectus of Capital One. Hibernia will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Capital One and Hibernia with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Capital One’s website at www.capitalone.com under the tab “Investors” and then under the heading “SEC & Regulatory Filings” or by accessing Hibernia’s website at www.hibernia.com under the tab “About Hibernia” and then under the heading “Investor Relations—SEC Filings”.

     Capital One, Hibernia and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Hibernia stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Hibernia stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Capital One’s executive officers and directors in its definitive proxy statement filed with the SEC on March 17, 2004. You can find information about Hibernia’s executive officers and directors in its definitive proxy statement filed with the SEC on March 18, 2004. You can obtain free copies of these documents from Capital One and Hibernia using the contact information above.

Capital One Webcast scheduled for Monday, 7 March at 9:00 am EST

     A webcast of tomorrow’s 9:00 a.m. (EST) conference call will be accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom right corner of the home page to access the webcast and view and download the press release, slides, and other financial information.

About Capital One

     Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone) is a bank holding company whose principal subsidiaries, Capital One Bank, Capital One, F.S.B. and Capital One Auto Finance, Inc. offer a variety of consumer lending products. Capital One’s subsidiaries collectively had 48.6 million accounts and $79.9 billion in managed loans outstanding as of December 31, 2004. Capital One is a Fortune 500 company and, through its subsidiaries, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

About Hibernia

     Headquartered in New Orleans, Louisiana, Hibernia is on Forbes magazine’s list of the world’s 2,000 largest companies and Fortune magazine’s list of America’s top 1,000 companies according to annual revenue. Hibernia has $22.3 billion in assets at December 31, 2004 and locations in 35 Texas counties and 34 Louisiana parishes. Hibernia Corporation’s common stock (HIB) is listed on the New York Stock Exchange .

Capital One Contacts:

Mike Rowen	Tatiana Stead
V.P., Investor Relations	Director, Corporate Media
(703) 720-2456	(703) 720-2352

Hibernia Contacts:
Marsha Gassan	Jim Lestelle
CFO	SVP, Corporate Communications
(504) 533-2180	(504) 533-5482

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